EXHIBIT 4

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to 1/7/26, the date of the event which required filing of this Schedule 13D/A.  Unless otherwise indicated below, all trades were effected in the open market.

Trade Date	Buy/Sell	Shares	Price
11/14/2025	Sell	3,895	27.07
11/17/2025	Sell	3,667	26.96
11/18/2025	Sell	3,100	26.53
11/19/2025	Sell	12,975	26.47
11/20/2025	Sell	739	26.93
11/21/2025	Sell	8,217	26.46
11/25/2025	Sell	21,200	26.93
11/26/2025	Sell	11,322	27.20
11/28/2025	Sell	370**	0.00
12/1/2025	Sell	12,755	27.23
12/2/2025	Sell	14,087	27.11
12/4/2025	Sell	7,709	27.29
12/5/2025	Sell	13,797	27.36
12/8/2025	Sell	8,234	27.38
12/17/2025	Sell	1,500	27.35
12/18/2025	Sell	19,296	27.29
12/19/2025	Sell	23,240	27.56
12/22/2025	Sell	15,088	27.66
12/23/2025	Sell	7,364	27.65
12/24/2025	Sell	10,146	27.70
12/26/2025	Sell	8,386	27.81
12/30/2025	Sell	6,609	27.81
12/31/2025	Sell	14,885	27.82
1/2/2026	Sell	9,000	27.68
1/5/2026	Sell	18,132	27.92
1/6/2026	Sell	19,314	28.14
1/7/2026	Sell	10,008	28.23

**Pro-rata distribution in-kind for no consideration.